As filed with the Securities and Exchange Commission on June 28, 2004.
                                                                                                                         Registration No. 333-_____
_____________________________________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM SB-2/A-1

REGISTRATION STATEMENT
UNDER
SECURITIES ACT OF 1933
______________________________

       FOUNDERS INDUSTRIES, INC.
 (Name of small business issuer in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	671900 (Primary Standard Industrial Classification Code Number)	01-0713303 (IRS Employer Identification Number)

1026 W. Main Street, Suite 104
Lewisville, TX 75067
(972) 353-0175
                              (972) 219-1832 (fax)
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Bryan L. Walker
Chief Executive Officer
1026 W. Main Street, Suite 104
Lewisville, TX 75067
(972) 353-0175
                              (972) 219-1832 (fax)
(Name, address, including zip code, and telephone number of agent for service of process)

Copies to:

Clifford L. Neuman, Esq.
Clifford L. Neuman, PC
1507 Pine Street
Boulder, Colorado 80302
(303) 449-2100
(303) 449-1045 (fax)

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of the Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    [   ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.   [   ]
_____________________________________________________________________________________________

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors of
Founders Industries, Inc.

 We have audited the accompanying consolidated balance sheets of Founders Industries, Inc. (a Corporation) and subsidiaries as of June 30, 2003 and 2002 and the related consolidated statements of income, retained earnings and cash flows for the fiscal years then ended. These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Founders Industries, Inc. and subsidiaries as of June 30, 2003 and 2002, and the results of its operations and its cash flows for the fiscal years then ended in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole.  The consolidated statements of changes in stockholders' equity and the tables of reportable segments are presented for purposes of additional analysis and are not a required part of the basic financial statements.  Such information has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.

David S. Hall, P.C.
Lewisville, Texas
November 26, 2003

SIGNATURES

       In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the city of Lewisville, State of Texas, on the 29th day of June, 2004.
Founders Industries, Inc.,
a Nevada corporation
By: /s/ Bryan L. Walker
Bryan Walker, Chief Executive Officer

POWER OF ATTORNEY

       Each of the undersigned officers and directors of Founders Industries, Inc., hereby constitutes and appoints Bryan L. Walker, Chief Executive Officer of the Company, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign his name to any and all amendments to this Registration Statement on Form SB-2, including post-effective amendments and other related documents, and to cause the same to be filed with the Securities and Exchange Commission, granting unto said attorneys, or either of them individually, full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and the undersigned for himself hereby ratifies and confirms all that said attorneys shall lawfully do or cause to be done by virtue hereof.

       In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities with Founders Industries, Inc. and on the dates indicated.
Signature	Title	Date
/s/ Bryan L. Walker	Chief Executive Officer and Director	06/29/04
Bryan L. Walker
/s/ Richard C. Smith	Director	06/29/04
Richard C. Smith
/s/ Derek T. Smith	Director	06/29/04
Derek T. Smith
/s/ Laura N. Walker	Director	06/29/04
Laura N. Walker